    As filed with the Securities and Exchange Commission on January 21,1998
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             _____________________

                          Hussmann International, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                                   36-1791715
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

    12999 St. Charles Rock Road                      63044-2483
        Bridgeton, Missouri                          (Zip Code)
(Address of principal executive offices)

   Hussmann International, Inc. Retirement Savings Plan for Hourly Employees Hussmann International, Inc. Retirement Savings Plan for Salaried Employees
                           (Full title of the plans)

                                 Burton Halpern
                 Vice President, Secretary and General Counsel
                          Hussmann International, Inc.
                          12999 St. Charles Rock Road
                         Bridgeton, Missouri 63044-2483
                                 (314) 291-2000
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                          ____________________________


                        CALCULATION OF REGISTRATION FEE


============================================================================================
                                              Proposed           Proposed
     Title of             Amount               Maximum           Maximum         Amount of
 Securities to be         to be               Offering          Aggregate    Registration Fee
  Registered(1)         Registered            Price Per          Offering
                                                Share             Price
--------------------------------------------------------------------------------------------
Common Stock,           300,000 shares        $14.8125(2)      $4,443,750(2)       $1,310.91
$.001 par value

Preferred Stock         300,000 rights            (3)               (3)               (3)
Purchase Rights
============================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on January 20, 1998.
(3) Rights to purchase Series A Junior Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Hussmann International, Inc. (the "Company"), the Hussmann International, Inc. Retirement Savings Plan for Hourly Employees (the "Hourly Plan") or the Hussmann International, Inc. Retirement Savings Plan for Salaried Employees (together with the Hourly Plan, the "Plans"), are incorporated herein by reference:

    (a) The Company's effective Registration Statement on Form 10, as amended (Commission File No. 1-13407);

    (b)   All of the Company's or the Plans' other reports filed pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

    (c) The descriptions of the Company's Common Stock, par value $.001 per share, and the Rights associated therewith, which are contained in the Section entitled "Description of Capital Stock of the Companies" in
          Exhibit 99 to the Company's Registration Statement on Form 10/A No. 3 (Post-Effective Amendment No. 1).

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all documents filed by either of the Plans pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

    Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation, as amended (the "Charter"), provides that directors shall not be personally liable to the Company or its shareholders for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit.

    The Charter provides that each person who is or was or had agreed to become a director or officer of the Company, or each person who is or was serving or who had agreed to serve at the request of the board of directors of the Company or an officer of the Company as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company, in accordance with and pursuant to the By-Laws of the Company (the "By-Laws"). In addition, the Company may provide indemnification to its employees and agents to the extent provided by action of its board of directors pursuant to the By-Laws. The Company may also enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Charter.

    The By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while servicing as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Law as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit if his or her heirs, executors and administrators; provided, however, that except as described in the following paragraph with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors or the Company. The Company's board of directors may provide indemnification to employees and agents of the Company to the same extent as provided to directors and officers of the Company.

    Pursuant to the By-Laws, if a claim described in the preceding paragraph is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expense of prosecuting such claim. The By-Laws provide that it will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware Law for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense will be on the Company. Neither the failure of the Company (including the board of directors of the Company, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including the board of directors of the Company, independent legal counsel or shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    The By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in the By-Laws will not be exclusive of any other right which any person may have or may in the future acquire under any statute, provision of the Charter, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-Laws permit the Company to maintain insurance, at its expense to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law. The Company has obtained liability insurance providing coverage to its directors and officers.

    The By-Laws provide that the right to indemnification conferred therein is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition, except that if the Delaware Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, will be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the By-Laws or otherwise.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement.

    The Company will submit or has submitted each Plan and any amendment to either of them to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify each respective Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

    (a)   The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 21st day of January, 1998.

                           HUSSMANN INTERNATIONAL, INC.


                           By: /s/ Michael D. Newman
                               --------------------------
                               Michael D. Newman
                               Executive Vice President and Chief Financial
                               Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Michael D. Newman and Burton Halpern, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 21st day of January, 1998.




             Signature                                        Title
             ---------                                        -----
      /s/ J. Larry Vowell                      President and Chief Executive Officer
-----------------------------------            (principal executive officer)
          J. Larry Vowell

     /s/ Michael D. Newman                     Executive Vice President and Chief Financial Officer
-----------------------------------            (principal financial officer)
         Michael D. Newman

     /s/ Thomas L. Bindley                     Director
-----------------------------------
         Thomas L. Bindley

     /s/ William B. Moore                      Director
-----------------------------------
         William B. Moore

     /s/ Frank T. Westover                     Director
-----------------------------------
         Frank T. Westover

     The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 21, 1998.


                           HUSSMANN INTERNATIONAL, INC.
                      RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES

                           HUSSMANN INTERNATIONAL, INC.
                      RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES



                           By: /s/ Helen L. Nelling
                              --------------------------------------------
                              Helen L. Nelling
                              Director of Compensation and Benefits Services and Administrator of Hussmann International, Inc. Defined Contribution Master Trust

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.                                          Description
---                                          -----------

4.1                   Certificate of Incorporation of the Company (incorporated
                      by reference to Exhibit 3(i).1 to the Company's
                      Registration Statement on Form 10 (Commission File No. 1-
                      13407) (the "Form 10")).
4.2*                  Certificate of Designation of Series A Junior
                      Participating Preferred Stock of the Company.
4.3                   By-Laws of the Company (incorporated by reference to
                      Exhibit 3(ii) to the Form 10).
4.4*                  Rights Agreement, dated as of December 31, 1997, between
                      the Company and First Chicago Trust Company of New York,
                      as Rights Agent.
4.5*                  Form of Hussmann International, Inc. Retirement Savings
                      Plan for Hourly Employees.
4.6*                  Form of Hussmann International, Inc. Retirement Savings
                      Plan for Salaried Employees.
23*                   Consent of KPMG Peat Marwick LLP.
24*                   Powers of Attorney (contained on the signature page to
                      this Registration Statement).



________________________
*Filed herewith